Exhibit 99.1
Coupang Announces Fourth Quarter Revenue Growth of 34%
and Constant Currency Revenue Growth of 39%
SEOUL - (BUSINESS WIRE) March 2, 2022—Coupang, Inc. (NYSE: CPNG) today announced financial results for its fourth quarter ended December 31, 2021.
“Our revenues are nearly three times what they were two years ago. Even at this scale, the spend of every single annual cohort—even our oldest from 2010—grew roughly 30% or more in 2021. This shows that we’re still far from our full potential,” said Bom Kim, Coupang founder and CEO. “It’s a testament to the groundbreaking customer experience we’ve pioneered over the years, from Dawn Delivery and Effortless Returns to Coupang Play. We’re excited to continue delivering innovations that customers find indispensable in their lives.”
“Following two years of record growth and expansion, we entered 2022 focused on driving efficiencies and improving operating leverage. These efforts are already paying off with Q1 gross margin on track to improve by over 250 basis points and expected to reach its highest level since COVID began,” added Coupang’s CFO, Gaurav Anand. “Top-line momentum also remains strong with constant-currency revenue growth in the low-30% range so far in Q1. We’re off to a strong start in 2022 and well positioned to build on this momentum as the year progresses.”
Operational Highlights
•Active customers increased 21% year-over-year (YoY), exceeding 20% YoY growth for the 16th straight quarter.
•Paid WOW members approached 9 million customers at the end of 2021.
•Spend grew approximately 30% or more in 2021 for every annual customer cohort dating back to our oldest in 2010.
•Coupang added 15 million square feet of infrastructure in 2021, more than the infrastructure added in the preceding two years combined.
Fourth Quarter 2021 Financial Metrics
•Total net revenues increased 34% YoY to $5.1 billion.
•Constant currency revenue growth was 39%, more than double the growth rate of the Korean e-commerce segment.
•Gross profit of $806 million, up 24% YoY from Q4 2020.
•Net loss of $405 million, compared to net loss of $83 million in Q4 2020.
•Adjusted EBITDA loss of $285 million, compared to $82 million in Q4 2020.
•Q4 Net loss and adjusted EBITDA included approximately $130 million in incremental costs primarily related to heightened COVID-19 conditions in Korea.

Fourth Quarter 2021 Results

	Three Months Ended December 31,
(in thousands, except net revenues per Active Customer)	2021	2020	% Change
Total net revenues	$5,076,693	$3,803,493	34%
Total net revenues growth, constant currency(1)			39%
Active Customers	17,936	14,850	21%
Total net revenues per Active Customer	$283	$256	11%
Gross profit	$805,601	$649,252	24%
Net loss	$(404,979)	$(82,755)	NM(3)
Adjusted EBITDA(1)	$(285,089)	$(81,620)	NM(3)
Full Year 2021 Results

	Year Ended December 31,
(in thousands)	2021	2020	% Change
Total net revenues	$18,406,372	$11,967,339	54%
Total net revenues growth, constant currency(1)			49%
Gross profit(2)	$2,951,128	$1,986,237	49%
Net loss(4)	$(1,542,590)	$(463,157)	NM(3)
Adjusted EBITDA(1)	$(747,636)	$(357,144)	109%
_____________
(1)Total net revenues growth, constant currency and adjusted EBITDA are non-GAAP measures. See “Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Measures” below for the reconciliation of the Non-GAAP measures with their comparable amounts prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
(2)Gross profit is calculated as total net revenues minus cost of sales, and for the year ended December 31, 2021 includes $158 million related to inventory losses from the FC Fire.
(3)Non-meaningful.
(4)Net loss for the year ended December 31, 2021 includes $296 million in losses recognized during the second quarter of 2021 related to the FC Fire.

FC Fire: On June 17, 2021, a fire damaged one of the Company’s fulfillment centers in Deokpyeong, Icheon resulting in a loss to the property and equipment and inventory stored at the site. In the second quarter of 2021 and for full year 2021, inventory losses from the FC Fire of $158 million are recognized in “Cost of sales” and property and equipment losses of $127 million and other losses of $11 million are included in “Operating, general and administrative.” The Company is insured on property losses from the FC Fire; however, no insurance recoveries have been recognized. To the extent insurance proceeds are recovered for these losses, they will be recognized as a benefit in the future.
Updated Financial Reporting Structure
Starting in the first quarter of 2022, Coupang will implement a new financial reporting structure with two reportable segments:
•Product Commerce: Product Commerce includes Coupang’s Core offering (retail and marketplace) and Rocket Fresh, Coupang’s fresh grocery offering, as well as advertising products associated with these offerings.
•Growth Initiatives: Growth initiatives include Coupang’s more nascent offerings and services, including Coupang Eats, Coupang Play, international and fintech initiatives.
Full Year 2022 Financial Guidance
•Total Adjusted EBITDA loss of less than ($400) million.
•Product Commerce segment Adjusted EBITDA profitable by the fourth quarter of 2022 compared to a (2.6)% Adjusted EBITDA margin1 in Q4 2021.
1 Product Commerce segment numbers are not audited and could be subject to change as we begin reporting during 2022.

•Note that our guidance is based on the average conversion rate through January and February of approximately 1200 Korean won per dollar.
Webcast and Conference Call
Coupang, Inc. will host a conference call to discuss fourth quarter results on March 2, 2022 at 5:30 PM Eastern Standard Time (March 3, 2022 at 7:30 AM Korea Standard Time). A live webcast of the conference call will be available on our Investor Relations website, ir.aboutcoupang.com, and a replay of the conference call will be available for at least three months. This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable U.S. GAAP measures, is also available on that site.
About Coupang
Coupang is one of the largest e-commerce companies in Asia, with a mission to revolutionize the everyday lives of its customers and create a world where people wonder, “How did we ever live without Coupang?” Coupang offers a variety of services, including same-day and next-morning delivery of groceries and general merchandise, delivery of prepared foods through Coupang Eats, and video streaming through Coupang Play. Coupang has offices in Beijing, Hong Kong, Los Angeles, Seattle, Seoul, Singapore, Shanghai, Silicon Valley, Taipei, and Tokyo.

Investor Contact:	Media Contact:
Coupang IR	Coupang PR
ir@coupang.com	press@coupang.com

COUPANG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share/units)
(unaudited)

	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$3,487,708	$1,251,455
Restricted cash	319,800	144,949
Accounts receivable, net	175,350	71,257
Inventories	1,421,501	1,161,205
Other current assets	232,447	211,848
Total current assets	5,636,806	2,840,714

Long-term restricted cash	2,839	4,898
Property and equipment, net	1,347,531	1,017,947
Operating lease right-of-use assets	1,374,629	1,011,255
Goodwill	9,739	4,247
Long-term lease deposits and other	270,290	188,271
Total assets	$8,641,834	$5,067,332
Liabilities, redeemable convertible preferred units and stockholders'/members’ equity (deficit)
Current liabilities:
Accounts payable	$3,442,720	$2,907,918
Accrued expenses	304,293	115,606
Deferred revenue	93,972	65,259
Short-term borrowings	7,811	156,678
Current portion of long-term debt	341,717	67,576
Current portion of long-term operating lease obligations	287,066	207,196
Other current liabilities	266,709	212,477
Total current liabilities	4,744,288	3,732,710

Long-term debt	283,190	353,342
Long-term operating lease obligations	1,201,277	859,477
Convertible notes	—	589,851
Defined severance benefits and other	237,122	135,203
Total liabilities	6,465,877	5,670,583

Commitments and contingencies
Redeemable convertible preferred units no par value; no units authorized, issued or outstanding, and no liquidation preference as of December 31, 2021; 1,448,632,049 units authorized, 1,372,898,443 units issued, 1,329,464,982 units outstanding, and aggregate liquidation preference of $3,584,028 as of December 31, 2020	—	3,465,611
Stockholders'/members’ equity (deficit)
Common units no par value; no units authorized, issued or outstanding as of December 31, 2021; 264,166,544 units authorized, 114,566,705 units issued, and 105,822,205 units outstanding as of December 31, 2020	—	45,122
Class A common stock, $0.0001 par value, 10,000,000,000 shares authorized and 1,579,399,667 shares issued and outstanding as of December 31, 2021; Class B common stock, $0.0001 par value, 250,000,000 shares authorized and 174,802,990 shares issued and outstanding as of December 31, 2021; no shares of Class A and Class B common stock authorized, issued and outstanding as of December 31, 2020	175	—
Additional paid-in capital	7,874,038	25,036
Accumulated other comprehensive loss	(47,739)	(31,093)
Accumulated deficit	(5,650,517)	(4,107,927)
Total stockholders'/members' equity (deficit)	2,175,957	(4,068,862)
Total liabilities, redeemable convertible preferred units and stockholders'/members' equity (deficit)	$8,641,834	$5,067,332

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net retail sales	$4,549,290	$3,489,504	$16,487,975	$11,045,096
Net other revenue	527,403	313,989	1,918,397	922,243
Total net revenues	5,076,693	3,803,493	18,406,372	11,967,339

Cost of sales	4,271,092	3,154,241	15,455,244	9,981,102
Operating, general and administrative	1,202,199	780,154	4,445,090	2,502,231
Total operating cost and expenses	5,473,291	3,934,395	19,900,334	12,483,333

Operating loss	(396,598)	(130,902)	(1,493,962)	(515,994)

Interest income	3,195	1,479	8,645	10,991
Interest expense	(7,311)	(29,339)	(45,358)	(107,762)
Other (expense) income, net	(3,434)	76,071	(10,913)	149,900
Loss before income taxes	(404,148)	(82,691)	(1,541,588)	(462,865)

Income tax expense	831	64	1,002	292

Net loss	(404,979)	(82,755)	(1,542,590)	(463,157)
Less: premium on repurchase of redeemable convertible preferred units	—	—	—	(92,734)
Net loss attributable to Class A and Class B common stockholders	$(404,979)	$(82,755)	$(1,542,590)	$(555,891)

Net loss attributable to Class A and Class B common stockholders per share, basic and diluted	$(0.23)	$(2.38)	$(1.08)	$(19.16)
Weighted-average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	1,752,238	34,749	1,423,887	29,012

COUPANG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2021	2020
Operating activities:
Net loss	$(1,542,590)	$(463,157)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	201,480	127,519
Provision for severance benefits	128,214	71,328
Equity-based compensation	249,345	31,331
Paid-in-kind interest and accretion of discount on convertible notes	20,148	91,035
Revaluation of derivative instrument	—	(149,830)
Inventory and fixed asset losses due to fulfillment center fire	284,825	—
Non-cash operating lease expense	258,965	154,739
Non-cash others	57,978	55,176
Change in operating assets and liabilities:
Accounts receivable, net	(120,206)	(4,312)
Inventories	(527,959)	(504,294)
Other assets	(178,383)	(172,576)
Accounts payable	728,488	1,065,850
Accrued expenses	206,597	50,835
Deferred revenue	14,024	31,887
Other liabilities	(191,504)	(83,977)
Net cash (used in) provided by operating activities	(410,578)	301,554

Investing activities:
Purchases of property and equipment	(673,663)	(484,630)
Proceeds from sale of property and equipment	1,864	507
Other investing activities	(3,726)	(36,531)
Net cash used in investing activities	(675,525)	(520,654)

Financing activities:
Repurchase of common units and preferred units	—	(97,043)
Proceeds from issuance of Class A common stock upon initial public offering, net of underwriting discounts	3,431,277	—
Deferred offering costs paid	(11,618)	—
Proceeds from issuance of common stock/units, equity-based compensation plan	62,281	28,613
Proceeds from short-term borrowings	24,722	144,740
Proceeds from long-term debt, net of issuance costs	408,932	142,170
Repayment of short-term borrowings	(166,023)	(2,983)
Repayment of long-term debt	(169,575)	(35,141)
Other financing activities	(3,146)	(1,854)
Net cash provided by financing activities	3,576,850	178,502
Effect of exchange rate changes on cash and cash equivalents, and restricted cash	(81,702)	70,365
Net increase in cash and cash equivalents, and restricted cash	2,409,045	29,767
Cash and cash equivalents, and restricted cash, as of beginning of period	1,401,302	1,371,535
Cash and cash equivalents, and restricted cash, as of end of period	$3,810,347	$1,401,302

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release and related management commentary contains statements or may include or may incorporate by reference Coupang management’s guidance regarding constant currency revenue growth, gross margin, total adjusted EBITDA loss and Product Commerce segment Adjusted EBITDA for the fiscal year ending December 31, 2022. Coupang believes such statements may be deemed to be "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Act") and are intended to enjoy the protection of the safe harbor for forward-looking statements provided by the Act as well as protections afforded by other federal securities laws. Assumptions on which such forward-looking statements are based are also forward-looking statements. Such forward-looking statements are not statements of historical facts, but instead express our estimates or expectations for our consolidated, or one of our segment's or business’, economic performance or results of operations for future periods or as of future dates or events or developments that may occur in the future or discuss our plans, objectives or goals. Our actual results may differ materially from those expressed in or implied by any of these forward-looking statements as a result of changes in circumstances, assumptions not being realized or other risks, uncertainties and factors including: the continued growth of the e-commerce market, competition, financial performance, including the impact of the COVID-19 pandemic on our business and operations and our ability to forecast our performance due to our limited operating history and the COVID-19 pandemic, expansion into new markets and offerings, our ability to attract or retain suppliers, merchants and customers to our platform, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, and our brand and reputation.

Our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 11, 2021 and subsequent periodic reports filed with the SEC discuss other risks and factors that could cause actual results to differ materially from those expressed or implied by any forward-looking statement in the release and related management commentary. We urge you to consider all of the risks, uncertainties and factors identified above or discussed in such reports carefully in evaluating the forward-looking statements in this release. Coupang cannot assure you that the results reflected in or implied by any forward-looking statement will be realized or, even if substantially realized, that those results will have the forecasted or expected consequences and effects for or on our operations or financial performance. The forward-looking statements made today are as of the date of this release. Coupang undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Key Business Metrics and Non-GAAP Financial Measures
We review the key business and financial metrics discussed below. We use these measures to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions.

Key Business Metrics
Active Customers
As of the last date of each reported period, we determine our number of Active Customers by counting the total number of individual customers who have ordered at least once directly from our apps or websites during the relevant period. A customer is anyone who has created an account on our apps or websites, identified by a unique email address. The change in Active Customers in a reported period captures both the inflow of new customers as well as the outflow of existing customers who have not made a purchase in the period. We view the number of Active Customers as a key indicator of our potential for growth in total net revenues, the reach of our network, the awareness of our brand, and the engagement of our customers.
Total Net Revenues per Active Customer
Total net revenues per Active Customer is the total net revenues generated in a period divided by the total number of Active Customers in that period. A key driver of growth is increasing the frequency and the level of spend of Active Customers who are shopping on our apps or websites. We therefore view total net revenues per Active Customer as a key indicator of engagement and retention of our customers and our success in increasing the share of wallet.
Non-GAAP Financial Measures
We report our financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures provide investors with additional useful information in evaluating our performance. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
Our non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with U.S. GAAP. Non-GAAP measures have limitations in that they do not reflect all the amounts associated with our results of operations as determined in accordance with U.S. GAAP. These measures should only be used to evaluate our results of operations in conjunction with the corresponding U.S. GAAP measures. For further information regarding these non-GAAP measures, including the limitations thereof and reconciliations of each non-GAAP financial measure to its most directly comparable U.S. GAAP financial measure, please refer to the financial tables in the “Reconciliations of Non-GAAP Financial Measures” section of this report.
Adjusted EBITDA and Adjusted EBITDA Margin
During the first quarter of 2021, we began using adjusted EBITDA and adjusted EBITDA margin as non-GAAP financial measures. Adjusted EBITDA is defined as net income/(loss) for a period before depreciation and amortization, interest expense, interest income, income tax expense (benefit), other income (expense), net, equity-based compensation, impairments, and other items that we do not believe are reflective of our ongoing operations. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of total net revenues. We use adjusted EBITDA and adjusted EBITDA margin as key measures to evaluate and assess our performance, allocate internal resources, prepare and approve our annual budget, and develop operating plans. We believe adjusted EBITDA and adjusted EBITDA margin are frequently used by investors and other interested parties in evaluating companies in the e-commerce industry for period-to-period comparisons as they remove the impact of non-cash items and certain variable charges. However, other companies may calculate adjusted EBITDA and adjusted EBITDA margin in a manner different from ours and therefore they may not be directly comparable to similar terms used by other companies. Adjusted EBITDA and adjusted EBITDA margin are not measures of financial performance under U.S. GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or alternatives to net income/(loss) as indicators of operating performance or any other measures of performance derived in accordance with U.S. GAAP. Adjusted EBITDA and adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under U.S. GAAP.

Constant Currency Revenue and Constant Currency Revenue Growth
The effect of currency exchange rates on our business is an important factor in understanding period-to-period comparisons. Our financial reporting currency is the U.S. dollar (“USD”) and changes in foreign exchange rates can significantly affect our reported results and consolidated trends. For example, our business generates sales predominantly in Korean Won (“KRW”), which are favorably affected as the USD weakens relative to the KRW, and unfavorably affected as the USD strengthens relative to the KRW. We use non-GAAP constant currency revenue and constant currency revenue growth for financial and operational decision-making and as a means to evaluate comparisons between periods. We believe the presentation of our results on a constant currency basis in addition to U.S. GAAP results helps improve the ability to understand our performance because they exclude the effects of foreign currency volatility that are not indicative of our actual results of operations.
Constant currency information compares results between periods as if exchange rates had remained constant. We define constant currency revenue as total revenue excluding the effect of foreign exchange rate movements, and use it to determine the constant currency revenue growth on a comparative basis. Constant currency revenue is calculated by translating current period revenues using the prior period exchange rate. Constant currency revenue growth (as a percentage) is calculated by determining the increase in current period revenue over prior period revenue, where current period foreign currency revenue is translated using prior period exchange rates.
These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Reconciliations of Non-GAAP Measures
The following tables present the reconciliations from each U.S. GAAP measure to its corresponding non-GAAP measure for the periods noted.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Coupang’s results computed in accordance with GAAP.
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Total net revenues	$5,076,693	$3,803,493	$18,406,372	$11,967,339

Net loss	(404,979)	(82,755)	(1,542,590)	(463,157)
Net loss margin	(8.0)%	(2.2)%	(8.4)%	(3.9)%
Adjustments:
Depreciation and amortization(1)	55,614	41,968	201,480	127,519
Interest expense	7,311	29,339	45,358	107,762
Interest income	(3,195)	(1,479)	(8,645)	(10,991)
Income tax expense	831	64	1,002	292
Other (income) expense, net	3,434	(76,071)	10,913	(149,900)
Equity-based compensation(2)	55,895	7,314	249,345	31,331
FC Fire losses	—	—	295,501	—
Adjusted EBITDA	$(285,089)	$(81,620)	$(747,636)	$(357,144)
Adjusted EBITDA margin	(5.6)%	(2.1)%	(4.1)%	(3.0)%
_____________
(1)Depreciation and amortization includes amounts in cost of sales of $12 million and $11 million for the three months ended December 31, 2021 and 2020, respectively, and amounts in operating, general and administrative of $44 million and $31 million for the three months ended December 31, 2021 and 2020, respectively.
Depreciation and amortization includes amounts in cost of sales of $47 million and $30 million for the years ended December 31, 2021 and 2020, respectively, and amounts in operating, general and administrative of $155 million and $98 million for the years ended December 31, 2021 and 2020, respectively.
(2)Equity-based compensation includes amounts in cost of sales of $4 million and $0 million for the three months ended December 31, 2021 and 2020, respectively, and amounts in operating, general and administrative of $52 million and $7 million for the three months ended December 31, 2021 and 2020, respectively.
Equity-based compensation includes amounts in cost of sales of $11 million and $1 million for the years ended December 31, 2021 and 2020, respectively, and amounts in operating, general and administrative of $238 million and $31 million for the years ended December 31, 2021 and 2020, respectively. Some amounts may not reconcile due to rounding.
Constant Currency Revenue and Constant Currency Revenue Growth

	Three Months Ended December 31,		Year Ended December 31,
(in thousands)	2021	2020	2021	2020
Total net revenues	$5,076,693	$3,803,493	$18,406,372	$11,967,339
Total net revenues growth	34%	100%	54%	91%
Adjustment:
Exchange rate effect	218,333	(123,028)	(555,755)	147,840
Total net revenues, constant currency	$5,295,026	$3,680,465	$17,850,617	$12,115,179
Total net revenues growth, constant currency	39%	93%	49%	93%